Exhibit 99.1

For Further Information:

The Sands Regent 345 North Arlington Avenue Reno, NV 89501 (775) 348-2210 (775) 348-6241 Fax Contact: Ferenc Szony, President and CEO	CCG Investor Relations 10960 Wilshire Boulevard, Suite 2050 Los Angeles, CA 90024 (310) 477-9800 (310) 231-8663 Fax Contact: Sean Collins, Senior Partner

FOR IMMEDIATE RELEASE:

The Sands Regent Shareholders Approve Acquisition by Herbst

Reno, Nevada – September 1, 2006 – The Sands Regent (Nasdaq: SNDS) announced today that its shareholders approved the proposed acquisition by Herbst Gaming Inc., at a special shareholders meeting held today. Votes to approve the proposed acquisition represented approximately 76% of the Company’s shares outstanding.

The Sands Regent and Herbst anticipate the closing of the acquisition, pending the receipt of gaming approvals and other applicable conditions, by the end of calendar 2006.

Under the merger agreement, each outstanding share of the Company’s common stock will be converted into the right to receive $15.00 in cash, without interest. The proposed acquisition was first announced on May 16, 2006, and is described in more detail in the definitive proxy statement filed by The Sands Regent with the Securities and Exchange Commission on May 17, 2006.

About The Sands Regent

The Sands Regent owns and operates Rail City Casino in Sparks, Nevada, Sands Regency Casino and Hotel in downtown Reno, Nevada, Gold Ranch Casino and RV Resort in Verdi, Nevada, and the Depot Casino and Red Hawk Sports Bar in Dayton, Nevada.

Rail City Casino, located in Sparks, Nevada, has approximately 16,600 square feet of gaming space housing slot machines, table games, keno, a sports book, and the City Café family-style restaurant. Located near Victorian Square at 2121 Victorian Avenue in Sparks, it is the first casino a motorist encounters when exiting Interstate 80 at the Rock Boulevard exit (Exit 16).

The Sands Regency is an 833-room hotel and casino with 29,000 square feet of gaming space offering table games, a sports book, poker room, keno, bingo and slot machines. In addition to the amenities and on-site brand name restaurants, the Company’s property also includes a 12,000 square foot convention and meeting center which seats close to 1,000 people.

The Gold Ranch Casino and RV Resort is located in Verdi, Nevada, twelve miles west of Reno. Gold Ranch offers slot machines in an 8,000 square foot casino, a sports book, two restaurants, a 105-space RV park, a California lottery station, an ARCO gas station and a convenience store.

The Depot Casino and the Red Hawk Sports Bar, acquired on September 1, 2005, are located in Dayton, Nevada. The Depot Casino has approximately 16,000 square feet of restaurant and casino space with 250 slots, a restaurant and two bars. The Red Hawk Sports Bar, across the street from Depot Casino, has 33 slots and a bar.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may”, “will”, “project”, “might”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, “continue”, or “pursue”, or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of the Company. The forward-looking statements contained in this release are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. Such risks and uncertainties include, among others, the future performance of the Company’s management team, general economic financial and business conditions, overall conditions in the gaming and entertainment industries, our ability to successfully integrate the operations of casinos that we acquire and realize the expected benefits of these acquisitions, and other factors discussed in our Annual Report on Form 10-K for the year ended June 30, 2005, subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. The Sands is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or other wise.

Contact:

Ferenc B. Szony, President and Chief Executive Officer

The Sands Regent

(775) 348-2210

or

Sean Collins, Senior Partner

CCG Investor Relations

(310) 477-9800

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